                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant             [X]
Filed by a party other than
     the registrant                 [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PROVINCE HEALTHCARE COMPANY
                (Name of Registrant as Specified in Its Charter)

                   -------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
                                                                             -----------------------------------------------------

     (1)      Title of each class of securities to which transaction applies:
                                                                             -----------------------------------------------------

     (2)      Aggregate number of securities to which transaction applies:
                                                                          --------------------------------------------------------

     (3)      Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              --------------------------------------------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                                         -------------------------------------------------------------------------

     (5) Total fee paid:
                        ----------------------------------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)      Amount previously paid:
                                     ---------------------------------------------------------------------------------------------

     (2)      Form, Schedule or Registration Statement No.:
                                                           -----------------------------------------------------------------------

     (3)      Filing Party:
                           -------------------------------------------------------------------------------------------------------

     (4)      Date Filed:
                         ---------------------------------------------------------------------------------------------------------

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027


                                                                  April 18, 2000

TO OUR SHAREHOLDERS:

         You are cordially invited to attend our 2000 annual meeting of shareholders, to be held on Thursday, May 25, 2000, at 9:00 a.m. (Central Daylight Time) at the Marriott Cool Springs, Franklin, Tennessee 37067. The following pages contain the formal notice of our annual meeting and proxy statement, which describe the specific business that you will consider and vote upon at the annual meeting.

         Please read the enclosed annual report to shareholders and proxy statement for our 2000 annual meeting. It is important that your shares be represented at the annual meeting. Regardless of whether you intend to attend the annual meeting, please sign, date and return the enclosed proxy card, which our board of directors is soliciting, as soon as possible in order that we may record your vote. If you attend the meeting, you may withdraw your proxy should you wish to vote in person.

                                   Sincerely,
                                   Martin S. Rash
                                   President,  Chief Executive Officer and
                                   Chairman of the Board


Enclosures:
1.  Proxy Card and Business Reply Envelope
2.  1999 Annual Report



                                    IMPORTANT

                 COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2000

                                 ---------------

TO OUR SHAREHOLDERS:

         Our 2000 annual meeting of shareholders will be held on May 25, 2000, at 9:00 a.m. (Central Daylight Time) at The Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, for the following purposes:

                  (1)      To elect six nominees as directors;

                  (2) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of our company and its subsidiaries for the 2000 fiscal year of our company;

                  (3) To consider and approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock;

                  (4) To consider and approve an amendment to increase the number of authorized shares under our 1997 long-term equity incentive plan; and

                  (5) To transact such other business as may come before the annual meeting and any adjournment thereof.

                  Our board of directors has fixed the close of business on April 6, 2000 as the record date for determining shareholders entitled to notice of and to vote at our annual meeting and any adjournment thereof.

                                    By order of the board of directors,
                                    Howard T. Wall III, Esq.
                                    Secretary
Nashville, Tennessee
April 18, 2000

                                    IMPORTANT

         REGARDLESS OF WHETHER YOU INTEND TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027
                                 --------------

                                 PROXY STATEMENT
                                 --------------

                                  INTRODUCTION

         We are furnishing proxy materials to you in connection with the solicitation of proxies by our board of directors, to be voted at the 2000 annual meeting of shareholders for the purposes set forth in the accompanying notice, and at any meeting following an adjournment thereof. The annual meeting will be held at the Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, on Thursday, May 25, 2000, at 9:00 a.m. (Central Daylight
Time). We are mailing this proxy statement and the accompanying form of proxy to our shareholders on or about April 18, 2000.

         If you properly execute, return and do not revoke the enclosed proxy, the proxy will be voted in accordance with your instructions, if any, and if you do not provide instructions, your proxy will be voted (a) FOR the election as directors of the nominees listed thereon and described in this proxy statement,
(b) FOR ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of our company and its subsidiaries for our company's 2000 fiscal year, (c) FOR approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock,
(d) FOR approval of an amendment to increase the number of authorized shares under our 1997 long-term equity incentive plan and (e) in accordance with the recommendation of the board of directors on any other proposal that may come before our annual meeting.

         If anyone properly presents matters at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date that this proxy statement was printed, we did not anticipate that any other matters would be raised at the annual meeting.

         Those of you who sign proxies have the right to revoke them by written request to us at any time before they are voted. The giving of the proxy will not affect your right to attend our annual meeting and vote in person.

         Our board of directors has fixed the close of business on April 6, 2000, as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. As of the close of business on April ___, 2000, there were 25,000,000 shares of our common stock authorized for issuance, of which _____ shares were outstanding and entitled to vote at the annual meeting. Our common stock is our only outstanding voting stock.

                        PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

         Our bylaws provide that our first board of directors shall consist of six directors; thereafter, the number of directors is established from time to time by resolution of the board of directors. The terms of our current directors, Martin S. Rash, Richard D. Gore, Bruce V. Rauner, Joseph P. Nolan, A.E. Brim, David L. Steffy and Winfield C. Dunn expire at the annual meeting.

         Our board of directors has determined that the size of the board of directors shall be set at six directors and has nominated the persons listed below for election at the 2000 annual meeting as directors to serve until our annual meeting of shareholders in 2001 or until their successors have been elected and qualified. Each of the nominees has consented to be a candidate and to serve as a director, if elected.

         In accordance with our bylaws, we elect directors by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the annual meeting of shareholders, provided a quorum is present. Our certificate of incorporation does not provide for cumulative voting, and, accordingly, the holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, you may cast only one vote per share of common stock you hold for each of the nominees.

         Unless your proxy specifies otherwise, the persons named in your proxy shall vote your shares for the individuals nominated by our board of directors. Should any nominee become unavailable for election, your shares will be voted for a substitute nominee selected by our current board of directors.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

                                    NOMINEES

NAME                              AGE                      BUSINESS EXPERIENCE                    DIRECTOR SINCE

Martin S. Rash                     45     President and Chief Executive Officer, Province         February 1996
                                          Healthcare Company (Dec. 1996 - present); Chairman of
                                          the Board, Province Healthcare Company (May 1998 -
                                          present); Chief Executive Officer, Principal Hospital
                                          Company (Feb. 1996 - Dec. 1996); Chief Operating
                                          Officer, Community Health Systems, Inc. (Feb. 1994 -
                                          Feb. 1996); Community Health Systems, Inc. (1986 -
                                          1996)

Richard D. Gore                    47     Vice Chairman of the Board, Province Healthcare         December 1999
                                          Company (Dec. 1999-present); Chief Financial Officer
                                          (Apr. 1996-present); Executive Vice President (Apr.
                                          1996-Dec. 1999); Vice President and Controller,
                                          Quorum Health Group, Inc. (Feb. 1990-Apr. 1996)

Joseph P. Nolan                    35     Principal, GTCR Golder Rauner, LLC (Apr. 1998 -         February 1996
                                          present); Principal, Golder, Thoma, Cressey, Rauner,
                                          Inc. (July 1996 - Apr. 1998); Director, Principal
                                          Hospital Company (Feb. 1996 - Dec. 1996); Vice
                                          President Corporate Finance, Dean Witter Reynolds
                                          Inc. (May 1990 - Jan. 1994); Director, Lason, Inc.;
                                          Director, Esquire Communications, Ltd.

A.E. Brim                          69     Director, Chairman and Chief Executive Officer, Brim,   December 1996
                                          Inc. (founding - Dec. 1996)

David L. Steffy                    56     Director, Arcadian Healthcare Management                August 1997
                                          (1997-present); Director, Odyssey Healthcare, Inc.
                                          (1996-present); Director, Intensiva Health Care
                                          Corporation; Vice Chairman and Director, Community
                                          Health Systems, Inc. (1985-1996)

Winfield C. Dunn                   72     Vice Chairman of Board, Total eMed (June                February 2000
                                          1998-present); Corporate Secretary, Total eMed (June
                                          1998 - March 2000); Director, PhyCor, Inc. (1988 -
                                          present; Chairman of Board of Advisors, Medshares,
                                          Inc. (Jan. 1995 - Jan. 1998)

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         From January 1, 1999 until December 31, 1999, our board of directors took one action by unanimous written consent. In addition, the board of directors held four regular meetings during that period. Our board of directors has established the three standing committees described below.

         The board of directors has appointed a compensation committee to administer our stock plans and recommend to our board of directors appropriate compensation for our executive officers. The compensation committee currently is comprised of Messrs. Steffy and Dunn. During 1999, the compensation committee was comprised of Messrs. Brim, Nolan and Willis, held five meetings, and took five actions by unanimous written consent.

         Our board of directors has appointed an audit committee to recommend the annual appointment of our auditors, with whom the audit committee reviews:

         -        the scope of audit and non-audit assignments and related fees;
         - accounting principles used by our company in financial reporting;
         -        internal auditing procedures; and
         -        the adequacy of our company's internal control principles.

The audit committee currently is comprised of Messrs. Steffy and Nolan. During 1999, the audit committee was comprised of Messrs. Willis and Steffy and held four meetings.

         Our board of directors appointed a compliance committee in February 2000 to oversee our corporate compliance program. The compliance committee is comprised of Messrs. Brim, Nolan and Dunn.

DIRECTOR COMPENSATION

         Directors who are also employees of our company or its subsidiaries are not entitled to receive any fees for serving on our board of directors. Non-employee directors of our company receive an annual retainer of $15,000 and a fee of $1,500 per board meeting attended, and we reimburse them for their out-of-pocket expenses incurred in their performance of services as directors. In addition, non-employee directors of our company are eligible to participate in our 1997 long-term equity incentive plan. Non-employee directors, however, are not eligible to participate in our employee stock purchase plan.

               PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         The audit committee of our board of directors has selected the firm of Ernst & Young LLP as our independent auditors for the year ending December 31, 2000, subject to ratification by our shareholders. Ernst & Young LLP has served as our independent auditors (or our company's predecessor, Principal Hospital Company) since April 1996. We anticipate that one or more representatives of Ernst & Young LLP will be present at this year's annual meeting of shareholders, and that they will have an opportunity to make a statement if they desire, and will be available to respond to your questions.

         In order to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2000, we need the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at our annual meeting of shareholders. If the appointment is not ratified, we will refer the matter to the audit committee for further review.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE
                       APPOINTMENT OF ERNST & YOUNG LLP.

                  PROPOSAL 3: APPROVAL OF AMENDMENT TO AMENDED
                    AND RESTATED CERTIFICATE OF INCORPORATION

REASONS FOR AMENDMENT

         We are seeking shareholder approval to amend and restate our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock. Our amended and restated certificate of incorporation currently authorizes the issuance of 25,000,000 shares of common stock, par value $.01 per share, 25,000 shares of Series A Senior Preferred Stock, no par value, 50,000 shares of Series B Junior Preferred Stock, no par value, and 100,000 shares of preferred stock, par value $.01. On April __, 2000, we completed a public offering of 4,222,504 shares of our common stock that raised approximately $95.2 million of net proceeds to our company. As a result of the public offering, the number of shares of our common stock outstanding increased from 15,912,982 to 20,135,486 shares. An additional 2,641,302 shares of common stock have been reserved for issuance under our stock option plan and our employee stock purchase plan, leaving 2,223,212 shares of common stock available for future issuance.

         We anticipate that we may require additional shares of common stock to continue our acquisition strategy and to permit future equity financings. Historically, we have purchased or leased individual hospital facilities for cash, although from time to time we have considered, and may in the future consider, financing hospital acquisitions by issuing shares of our common stock. In certain circumstances, paying all or a portion of the purchase price for an acquisition with stock may be economically advantageous to our company. In addition, we may in the future find it necessary, or to our advantage, to issue shares of common stock or securities convertible into shares of common stock in order to raise additional capital to finance operations, acquisitions or to repay indebtedness. We currently have no plans or obligations to issue shares of our common stock in connection with any acquisition or financing activity.

         In addition to increasing the number of authorized shares of common stock, we would like to eliminate the Series A Senior Preferred Stock and Series B Junior Preferred Stock in the amended and restated certificate of incorporation. As stated above, the amended and restated certificate of incorporation authorizes the issuance of 25,000 shares of Series A Senior Preferred Stock, no par value, and 50,000 shares of Series B Junior Preferred Stock, no par value. In February 1998, we redeemed all of the outstanding shares Series A Senior Preferred Stock and Series B Junior Preferred Stock in connection with our initial public offering. Our amended and restated certificate of incorporation provides that, upon redemption, these shares were canceled and retired to authorized but unissued shares and may not be reissued, sold or transferred. Because these shares cannot be reissued, sold or transferred, we are eliminating the references to these two series from the amended and restated certificate of incorporation. We do not propose to eliminate the 100,000 shares of undesignated preferred stock that are currently authorized in our amended and restated certificate of incorporation. For these reasons, our board of directors believes it is in the best interests of our company and recommends that you consider and approve an amendment to our amended and restated certificate of incorporation providing for the changes described herein.

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

         On March [14], 2000, our board of directors approved an amendment to our amended and restated certificate of incorporation to:

         - increase the number of authorized shares of common stock to 50,000,000 shares, which is an increase of 100% over the current number of authorized shares of common stock; and

         - eliminate references to the Series A Senior Preferred Stock and Series B Junior Preferred Stock from the amended and restated certificate of incorporation.

REQUIRED VOTE

         Our company's amended and restated certificate of incorporation and Delaware law require shareholder approval of any amendment to our certificate of incorporation. We must receive the affirmative vote of a majority of the holders of shares of common stock entitled to vote at the annual meeting.

         The foregoing is intended to be a description of the principal features of the amendment and is qualified in its entirety by reference to the complete text of the certificate of amendment to our amended and restated certificate of incorporation, a copy of which amendment is attached hereto as Appendix A and will be available for inspection at our annual meeting.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE
       AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

          PROPOSAL 4: APPROVAL OF AMENDMENT TO THE PROVINCE HEALTHCARE
                  COMPANY 1997 LONG-TERM EQUITY INCENTIVE PLAN

         Our board of directors has adopted an amendment to our 1997 long-term equity incentive plan to increase the number of authorized shares of our common stock that are available for incentive awards by 1,000,000 shares. We will provide a copy of the 1997 plan to you upon request. The following brief description and explanation is qualified in its entirety by reference to the full text of the 1997 plan and the amendment. We have attached a copy of the amendment hereto as Appendix B.

DESCRIPTION OF PROPOSED AMENDMENT

         The amendment to the 1997 plan provides for an increase in the number of shares of our common stock available for issuance under the 1997 plan from 2,609,016 to 3,609,016. We have granted options to purchase 1,576,001 shares under the 1997 plan as of April 4, 2000. We have not issued other types of awards (i.e., restricted stock, performance awards, reload options, stock appreciation rights) under the 1997 plan.

REASON FOR CHANGES

         Our board of directors believes that this increase in shares under the 1997 plan is necessary to enable us to operate a meaningful stock incentive program, which constitutes a key component of our executive recruitment and expansion programs. Prior to the amendment, the number of authorized shares under the 1997 plan constituted 13.0% of our outstanding stock on a fully-diluted basis. Nearly all of these shares are subject to outstanding options. The increase will raise the percentage to 17.9%. Our board of directors believes this increase is needed to enable us to provide meaningful incentives to individuals as we execute our acquisition plans and business strategies.

GENERAL DESCRIPTION OF 1997 PLAN

         The compensation committee administers the 1997 plan. The compensation committee may award grants of "incentive stock options," as defined in section 422 of the Internal Revenue Code ("incentive options"), stock options that do not qualify as incentive options ("nonqualified options"), stock appreciation rights ("SARs"), reload options, restricted stock, performance awards, or any combination thereof. Awards of options and SARs to any person under the 1997 plan cannot exceed 114,754 shares of common stock in any calendar year. The number of shares of common stock that are subject to an award, the vesting schedule and the exercise price of any option will be determined by the compensation committee in its discretion. However, with respect to incentive options, the exercise price may not be less than the fair market value of common stock on the date of grant (110% for 10% shareholders), and the maximum term is ten years from the date of grant. In addition, incentive options must terminate three months after the date on which a grantee ceases to be an employee of our company or its subsidiaries (one year after death or disability). The compensation committee also may grant "reload options" at the time an option is awarded or exercised to replace options that are exercised. The exercise price of reload options is the fair market value of common stock on the date that the options being replaced are exercised.

         The compensation committee may grant SARs in tandem with stock options to any optionee pursuant to the 1997 plan. SARs become exercisable only when and to the extent that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised. Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

         The compensation committee may award restricted stock subject to conditions and restrictions, and duration, which shall be at least six months except as otherwise described below, as it determines in its discretion. Except as otherwise provided by the compensation committee, all restrictions on a grantee's restricted stock will lapse at the time of the grantee's death, disability or retirement. If a grantee's relationship with our company terminates for any other reason, all restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

         The compensation committee may grant performance awards under which the recipient can earn cash payments upon achieving specified performance goals. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the compensation committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria.

         All awards granted under the 1997 plan fully vest upon a change in the corporate control of our company. With respect to performance awards, a recipient shall earn at least the amount that would have been earned if the performance period ended on the change in control of our company.

         Our board of directors may amend or terminate the 1997 plan in its discretion, except that no amendment will become effective without approval of our company's shareholders if such approval is necessary for continued compliance with the incentive option requirements of section 422 of the Internal Revenue Code, the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, or any stock exchange listing requirements. If not previously terminated by our board of directors, the 1997 plan will terminate on March 3, 2007.

         As grants to be awarded under the 1997 plan are made entirely in the discretion of the compensation committee, the recipients, amounts and values of future benefits to be received pursuant to the 1997 plan are not determinable.

FEDERAL INCOME TAX CONSEQUENCES

         Tax consequences to our company and to individuals receiving awards will vary with the type of award. Generally, a participant will not recognize income, and our company is not entitled to take a deduction, upon the grant of an incentive option, a nonqualified option, a reload option, SARs or a restricted stock award. An individual who exercises incentive options will not recognize income on exercise if he or she does not sell the shares of common stock acquired for at least two years after the date of grant and one year after exercising the incentive option. The exercise of an incentive option does, however, give rise to an adjustment under the alternative minimum tax rules. Any gain or loss on the sale of the common stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the incentive option is the basis for purposes of determining capital gains. For options exercised after December 31, 2000, reduced capital gains rates apply if the common stock is held for at least five years after the date of exercise.

         An individual who disposes of the common stock before the holding periods referenced above are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the incentive option and the fair market value of our common stock at the time of sale. The individual's basis in the common stock after a disqualifying disposition is its fair market value at the time of sale. The individual also will be subject to tax on capital gain, if any, upon the sale of our common stock on the amount realized in excess of the basis.

         Upon exercise of a nonqualified option, the individual recognizes ordinary income on the difference between the fair market value of the common stock and the exercise price paid under the nonqualified option. Similarly, the exercise of an SAR will result in ordinary income on the value of the SAR to the individual at the time of exercise. Unless an individual makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of the common stock at the time shares of restricted stock become vested. The individual also is subject to capital gains treatment on the subsequent sale of the common stock acquired through a nonqualified option or restricted stock. For this purpose, the individual's basis in the common stock is its fair market value at the time the nonqualified option is exercised or the restricted stock becomes vested, or transferred, if an election under Section 83(b) is made. Reload options are taxed in the same manner as incentive options and nonqualified options, depending on the type of option that is issued under the reload grant. Payments made under performance shares are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to him or her.

         Generally, our company is not entitled to a tax deduction upon the exercise of an incentive option under the 1997 plan. However, if the individual engages in a disqualifying disposition, we may take a tax deduction for the amount of ordinary income recognized by the individual. We are allowed to deduct from our taxable income an amount that corresponds to the ordinary income an individual recognizes with respect to options, SARs, restricted stock or performance shares at the same time the individual recognizes the income.

REGISTRATION UNDER THE SECURITIES ACT OF 1933

         We intend to register the additional shares of common stock authorized for issuance under the 1997 plan on a registration statement on Form S-8 following approval of the amendment by the shareholders.

REQUIRED VOTE

         Approval of the proposed amendment to the 1997 plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the holders of our common stock entitled to vote at the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE
             AMENDMENT TO THE 1997 LONG-TERM EQUITY INCENTIVE PLAN.

                               EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning our executive officers as of April 18, 2000.

NAME                                      AGE                            POSITION
----                                      ---                            --------

Martin S. Rash                            45     President, Chief Executive Officer and Chairman of the Board
Richard D. Gore                           47     Chief Financial Officer and Vice Chairman of the Board
John M. Rutledge                          42     Executive Vice President and Chief Operating Officer
James Thomas Anderson                     46     Senior Vice President of Acquisitions and Development
Howard T. Wall III                        41     Senior Vice President, General Counsel and Secretary
Brenda B. Rector                          52     Vice President and Controller

         Biographical information about Messrs. Rash and Gore can be found on page 3 of this proxy statement.

         Mr. Rutledge has served as Chief Operating Officer of our company since December 1996 and was named Executive President in December 1999. Mr. Rutledge served as Senior Vice President of our company from December 1996 to December 1999. From 1986 to October 1996, Mr. Rutledge served in several senior management positions with Community Health Systems, Inc., most recently serving as a Regional Vice President/Group Director from 1992 to October 1996.

         Mr. Anderson has served as Senior Vice President of Acquisitions and Development of our company since January 1998. From January 1994 to January 1998, Mr. Anderson served as a Vice President/Group Director of Community Health Systems, Inc.

         Mr. Wall has served as Senior Vice President and General Counsel of our company since September 1997 and has served as Secretary since March 1998. From 1990 to September 1997, Mr. Wall served as a member of at Waller Lansden Dortch & Davis, a law firm based in Nashville, Tennessee, where he chaired the health care group.

         Ms. Rector has served as Vice President and Controller of our company since October 1996. From October 1990 to October 1996, Ms. Rector served as a partner in Ernst & Young LLP's health care industry practice.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information with respect to ownership of our common stock as of April ___, 2000, by:

         - each person known by us to be the beneficial owner of more than 5% of our company's common stock;

         -        each of our directors;

         - each of our executive officers named in the summary compensation table on page 11; and

         -        all of our directors and executive officers as a group.

         To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. We are unaware of any person other than those listed below that beneficially owns more than 5% of the outstanding shares of common stock. Under Securities and Exchange Commission rules, the number of shares shown as beneficially owned includes shares of common stock subject to options that currently are exercisable or will be exercisable within 60 days of April 4, 2000. Shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of April 4, 2000 are considered to be outstanding for the purpose of determining the percentage of the shares held by a holder, but not for the purpose of computing the percentage held by others.

         All computations are based on 20,135,486 shares of common stock outstanding on April ___, 2000.

    Name of Beneficial Owner, Executive Officer or
    -----------------------------------------------           Number of Shares          Percent of Common Stock
                        Director                             Beneficially Owned            Beneficially Owned
                        --------                             ------------------            ------------------

  AMVESCAP PLC (1)
       11 Devonshire Square
       London EC2M 4YR
       England.....................................              1,603,650                        8.0%
  Putnam Investments, Inc.(2)
       One Post Office Square
       Boston, MA 02109............................              1,592,000                        7.9
  J. & W. Seligman & Co. Incorporated(3)
       100 Park Avenue
       New York, NY  10017.........................              1,350,571                        6.7
  Martin S. Rash(4)(11)............................                612,319                        3.0
  Joseph P. Nolan(5)...............................                112,432                        *
  Richard D. Gore(6)(11)...........................                454,647                        2.3
  John M. Rutledge(7)(11)..........................                202,476                        1.0
  James T. Anderson(8)(11).........................                 81,819                        *
  Howard T. Wall III(9)(11)........................                 61,513                        *
  Winfield C. Dunn(11).............................                      0                        0
  A. E. Brim(10)
       305 N.E. 102d Ave
       Portland, OR  97020                                          49,043                        *
  David L. Steffy(11)(12)                                           67,221                        *
  All executive officers and directors as a group (11
       persons)(13)................................              1,749,319                        8.5

--------------
* Less than 1%

(1) The number of shares listed as beneficially owned by AMVESCAP PLC includes shares held by certain of its affiliates. Information is derived from a Schedule 13G/A filed by AMVESCAP PLC with the Securities and Exchange Commission on March 9, 2000.
(2) The number of shares listed as beneficially owned by Putnam Investments, Inc. includes shares held by certain of its affiliates. Information is as of December 31, 1999 and is derived from a Schedule 13G/A filed by Putnam Investments, Inc. with the Securities and Exchange Commission on February 17, 2000.
(3) Includes shares owned directly by Mr. William C. Morris, owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated. Information is as of December 31, 1999 and is derived from a Schedule 13G/A filed by J. & W. Seligman & Co. Incorporated with the Securities and Exchange Commission on February 10, 2000.
(4) Includes 541,660 shares owned directly by Mr. Rash and options to purchase 70,659 shares granted under the 1997 stock option plan.
(5) Includes 501,258 shares held by GTCR Fund IV. GTCR is the general partner of GTCR IV, L.P., which in turn is the general partner of GTCR Fund IV. As a principal of GTCR, Mr. Nolan may be deemed to share the power to vote and dispose of the shares held by GTCR Fund IV. Mr. Nolan disclaims beneficial ownership of the shares of common stock owned by GTCR Fund IV. Mr. Nolan also owns 11,174 shares individually. The address for Mr. Nolan is 6100 Sears Tower, Chicago, IL 60606.
(6) Includes options to purchase 59,185 shares granted under the 1997 stock option plan.
(7) Includes options to purchase 161,387 shares granted under the 1997 stock option plan.
(8) Includes options to purchase 54,184 shares granted under the 1997 stock option plan.
(9) Includes options to purchase 61,513 shares granted under the 1997 stock option plan.
(10) Includes 40,046 shares held of record by Brim Capital Corporation, and options owned by Mr. Brim individually to purchase 8,997 shares under the 1997 stock option plan.
(11) The address of each of Messrs. Rash, Gore, Anderson, Rutledge, Steffy, Dunn and Wall is 105 Westwood Place, Suite 400, Nashville, TN 37027.
(12) Includes options to purchase 7,221 shares granted under the 1997 stock option plan.
(13) Includes options to purchase 476,514 shares granted under the 1997 stock option plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers and persons who own more than 10% of our common stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. The Securities and Exchange Commission rules also require these officers, directors and shareholders to furnish us with copies of all Section 16(a) reports they file. In the event that these reports are not filed timely, we are required to report in our proxy statement the failure to file the reports during 1999.

         Based solely upon review of the reports furnished to us and written representations that no other reports were required, we believe that the reporting persons have complied with the filing requirements during 1999, except that we have learned that David L. Steffy purchased 10,000 shares of our common stock on March 18, 1999. Mr. Steffy did not report this purchase on a Form 4 by May 10, 1999, but subsequently reported the purchase on a Form 5 filed February 14, 2000. In addition, it has come to our attention that James O. McKinney, who resigned as our Senior Vice President of Managed Operations effective November 1, 1999, exercised his option to purchase 3,278 shares of our common stock on November 1, 1999. Mr. McKinney did not report the purchase on a Form 4 by December 10, 1999; however, he did report the purchase on a Form 5 filed February 9, 2000.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid by our company for each of the years ended December 31, 1997, 1998 and 1999 to our Chief Executive Officer and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE



                                                                            Long-Term          All Other
                                                Annual Compensation        Compensation       Compensation
                                            --------------------------     ------------       ------------

                                                                           Securities
Name and Principal Position       Year         Salary     Annual Bonus  Underlying Options
---------------------------       ----         ------     ------------  ------------------

Martin S. Rash (1)                1999      $  324,006     $        0         39,858          $   19,941
 Chairman of the Board,           1998         299,729              0              0              22,373
 President, and  Chief            1997         261,458        130,729              0              15,333
 Executive Officer


Richard D. Gore (2)               1999      $  273,006     $        0         33,556          $   19,693
 Vice Chairman of the             1998         241,689              0              0              23,804
 Board and Chief Financial        1997         181,205         90,602              0              10,236
 Officer


John M. Rutledge(3)               1999      $  271,254     $        0         29,433          $   13,410
 Executive Vice President         1998         238,005              0         40,000              14,520
 And Chief Operating Officer      1997         172,005         86,002        109,290               9,959


James T. Anderson (4)             1999      $  259,377     $  275,000         22,069          $   21,676
 Senior Vice President            1998         243,598         90,000         83,770              31,373
 of Acquisitions and              1997               0              0              0                   0
  Development


Howard T Wall III (5)             1999      $  234,000     $        0         24,484          $   12,543
 Senior Vice President,           1998         213,750              0         37,322              10,887
 General Counsel and              1997          53,308         26,654              0                   0
 Secretary

-----------------------
(1)  All other compensation for 1999 included contributions by our company of:
     $4,800 under a 401(k) plan; $9,770 under a supplemental deferred compensation plan; $740 for life insurance; $3,932.56 for disability insurance; $422.50 for group life insurance over $50,000; and $275 for membership fees in a health club. All other compensation for 1998 included contributions by our company of $4,800 under a 401(k) plan; $12,911 under a supplemental deferred compensation plan; $750 for life insurance; and $3,912 for disability insurance. All other compensation for 1997 included contributions of: $4,800 under a 401(k) plan; $7,897 under a supplemental deferred compensation plan; $740 for life insurance; and $1,946 for disability insurance.

(2)  All other compensation for 1999 included contributions by our company of :
     $8,000 under a 401(k) plan; $8,240.81 under a supplemental deferred compensation plan; $5,957.48 for disability insurance; and $695 for group life insurance in excess of $50,000. All other compensation for 1998 included contributions by our company of: $4,800 under a 401(k) plan; $9,969 under a supplemental deferred compensation plan; $8,760 for disability insurance; and $275 for membership fees in a health club.

(3)  All other compensation for 1999 included contributions by our company of:
     $4,800 under a 401(k) plan; $8,188.25 under a supplemental deferred compensation plan; and $422.50 for group life insurance in excess of $50,000. All other compensation for 1998 included contributions by our company of $4,800 under a 401(k) plan and $9,720 under a supplemental deferred compensation plan.

(4)  All other compensation for 1999 included contributions by our company of:
     $4,800 under a 401(k) plan; $16,031.31 under a supplemental deferred compensation plan; $695 for group life insurance in excess of $50,000; and $150 for membership fees in a health club. Mr. Anderson's annual bonus, unlike the other named executive officers' annual bonuses, is based exclusively on completed acquisitions. All other compensation for 1998 included $18,440 in loan interest, contributions by our company of $3,525 under a 401(k) plan and $9,408 under a supplemental deferred compensation plan.

(5)  All other compensation for 1999 included contributions by our company of:
     $4,800 under a 401(k) plan; $7,070.63 under a supplemental deferred compensation plan; $422.50 for group life insurance in excess of $50,000; and $300 for membership fees in a health club. All other compensation for 1998 included contributions by our company of: $3,375 under a 401(k) plan; $7,212 under the supplemental deferred compensation plan; and $300 for membership fees in a health club.

       STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding grants of stock options under our 1997 stock option plan made to the executive officers listed in the summary compensation table during the year ended December 31, 1999. No stock appreciation rights have been granted under our 1997 stock option plan.


                                                                                               POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF       PERCENT OF                                        ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES     TOTAL OPTIONS                                       PRICE APPRECIATION FOR OPTION
                            UNDERLYING       GRANTED TO      EXERCISE                                     TERM (2)
                              OPTIONS       EMPLOYEES IN       PRICE          EXPIRATION       -----------------------------
         NAME                 GRANTED       FISCAL YEAR     PER SHARE(1)         DATE                5%               10%
------------------------   ------------   ---------------  --------------  -----------------   -------------    ------------

Martin S. Rash                  27,825           4.4%      $    15.125     February 25, 2009   $  264,671.40    $ 670,732.76
                                12,033           1.9            14.250     July 14, 2009          107,836.14      273,279.06

Richard D. Gore                 23,850           3.8%      $    15.125     February 25, 2009   $  226,861.20    $ 574,913.79
                                 9,706           1.5            14.250     July 14, 2009           86,982.26      220,431.02

John M. Rutledge                19,875           3.1%      $    15.125     February 25, 2009   $  189.051.00    $ 479,094.86
                                 9,558           1.5            14.250     July 14, 2009           85,665.93      217,069.83

James T. Anderson               15,900           2.5%      $    15.125     February 25, 2000   $  151,240.80    $ 383,275.86
                                 6,169           1.0            14.250     July 14, 2009           55,284.73      140,102.93

Howard T. Wall III              15,900           2.5%      $    15.125     February 25, 2009   $  151,240.73    $ 303,275.86
                                 8,584           1.4            14.250     July 14, 2009           76,927.23      194,949.51

----------------
(1) Based upon the fair market value of our common stock on the date of grant of options, as determined by our board of directors.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any of the executive officers set forth above or any other holder of our company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the above executive officers.

         OPTION EXERCISES AND YEAR-END VALUES

         The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options during 1999 and with respect to unexercised options at December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES



                                                           Number of Securities      Value of Unexercised In-the-
                                                          Underlying Unexercised     Money Options at December 31,
                                                       Options at December 31, 1999            1999(1)
                                                       ----------------------------
                     Shares Acquired
         Name          on Exercise     Value Realized  Exercisable   Unexercisable   Exercisable    Unexercisable
         ----        ---------------   --------------  -----------   -------------   -----------    -------------

Martin S. Rash              -                -          12,033          27,825       $ 57,157       $  107,822
Richard D. Gore             -                -           9,706          23,850         46,104           92,419
John M. Rutledge            -                -           9,558          19,875         45,401           77,016
James T. Anderson           -                -           6,169          15,900         29,303           61,613
Howard T. Wall III          -                -           8,584          15,900         40,774           61,613

-------------------------
(1) Based upon the closing price of the common stock of $19.00 per share as reported on the Nasdaq National Market on December 31, 1999, less the exercise price of the options.

EMPLOYMENT AGREEMENTS

         Our company entered into Senior Management Agreements with Messrs. Rash and Gore effective as of December 17, 1996. Messrs. Rash and Gore are our company's Chief Executive Officer and Chief Financial Officer, respectively, and currently receive annual base salaries determined by our board of directors, which are subject to adjustment by the compensation committee. Mr. Rash's annual base salary may not be less than $250,000 and Mr. Gore's salary may not be less than $175,000. Each will be eligible to receive a bonus each year of up to fifty percent (50%) of his annual base salary for such year, based on the achievement of certain operational and financial objectives. Their employment periods continue until their resignation, disability, or death, or until our board of directors determines that termination of their employment is in our company's interests. In the event that our company terminates Mr. Rash or Mr. Gore without cause or as a result of death or disability, we have agreed to pay each of them an amount equal to twice his annual base salary; provided that such severance payments cease upon acceptance of employment with an entity that owns and operates rural hospitals. Messrs. Rash and Gore have agreed not to compete with us or solicit our employees following the termination of their employment for a period of two years in the case of Mr. Rash, or one year in the case of Mr. Gore.

SEVERANCE AGREEMENTS

     Our company entered into executive severance agreements with each of our executive officers, effective October 18, 1999. Each of Messrs. Rash, Gore, Rutledge, Anderson and Wall and Ms. Rector have entered into such an agreement. The agreements for Messrs. Rash, Gore, Rutledge, Anderson and Wall provide benefits to such executive officers upon:

-    termination by our company without cause;

-    termination by the executive officer with cause; and

-    termination following a change in control.

In the event that we terminate any of these executive officers without cause or he terminates his employment with us for cause, he will receive an amount equal to 200% of his annual base compensation determined by reference to his base salary in effect at the time of termination. Should the executive officer be terminated within 24 months after a change in control he will receive:

- an amount equal to 200% of his annual base compensation determined by reference to his base salary in

- an amount equal to 200% of the highest annual bonus that he would be eligible to receive during the fiscal year ending during which the change in control occurs; and

- continued insurance coverage and fringe benefits for 24 months following the change in control.

         Our company also entered into a similar executive severance agreement with Ms. Rector, effective October 18, 1999, which provides different benefits under the three circumstances previously mentioned. In the event that we terminate Ms. Rector without cause or she terminates her employment with cause, she will receive an amount equal to her annual base compensation determined by reference to her base salary in effect at the time of termination. Should Ms. Rector be terminated within 24 months after a change in control she will receive:

- an amount equal to her annual base compensation determined by reference to her base salary in effect at the time of change in control;

- an amount equal to her highest annual bonus that she would be eligible to receive during the fiscal year ending during which the change in control occurs; and

- continued insurance coverage and fringe benefits for 24 months following the change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Brim, Nolan and Willis comprised our compensation committee for the year ended December 31, 1999. Mr. Brim served as Chairman and Chief Executive Officer of Brim, Inc. until the merger with Principal Hospital Company in December 1996, and he is currently one of our employees.

         No executive officer of our company served as a member of the compensation committee or as a director of any other entity whose executive officer serves as a director of our company.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION


         This report is submitted by the members of the 1999 compensation committee, excluding Michael T. Willis who resigned from the board of directors effective January 1, 2000, pursuant to the rules adopted by the Securities and Exchange Commission which require disclosure with respect to compensation policies applicable to our company's executive officers, and with respect to the basis for the compensation of Martin S. Rash as our Chief Executive Officer. Generally, the compensation committee is responsible for establishing and administering our company's executive compensation policies and programs within the framework and strategy approved by the board of directors.

Compensation Strategy

         Our company has developed and implemented a strategic compensation strategy designed to improve its ability to attract, retain, and motivate superior executive talent. The foundation of this strategy is a belief that executive and shareholder interests should be aligned through the extensive use of variable compensation opportunities, including both annual and long-term incentives. To this end, our company targets base salaries at the median market level based on comparable positions in comparable organizations, and relies exclusively on annual and long-term incentives to provide total compensation opportunities at the 75th percentile market level when our executives achieve superior performance. This highly-leveraged compensation mix is consistent with other growth companies, and allows for executive compensation levels to move in tandem with changes in shareholder value over time.

Compensation Program

         Our company currently has three primary components to its executive compensation program:

         Base Salary. Our company believes that base salary ranges should reflect the competitive employment market at the 50th percentile (median) for comparable positions in comparable organizations. The company establishes individual base salary levels in accordance with these guidelines, with potential adjustments to reflect any unique roles and responsibilities and/or the performance of the individual. We determine annual increases to base salary by assessing each executive's annual performance, while taking into consideration the salary budget for our company. For the year ended December 31, 1999, aggregate base salary levels for officers of our company increased from $1,058,000 to $1,529,643, representing an average annual increase in compensation of 7.4% per officer.

         Annual Incentives. Our company believes that incentive compensation programs should be designed to provide superior pay for superior performance. Accordingly, the company targets total cash compensation levels (base salary plus annual incentives) at the 75th percentile of the competitive market when superior performance is achieved. For the year ended December 31, 1999, Mr. Anderson earned annual incentive compensation awards of $275,000, representing an average incentive equal to 106% of his base salary. Mr. Anderson's annual incentive award was based exclusively on completed acquisitions for our acquisition and development program. With respect to the other executive officers named in the summary compensation table on page 11, their bonuses are based on various other factors, including budgeted earnings and growth targets for our entire company as set in the beginning of each year by the compensation committee. While our company met its own internal earnings and growth targets for 1999, it did not exceed such targets sufficiently to qualify the executive officers named in the summary compensation table on page 11 for an annual bonus for 1999 as provided by the compensation program.

         Target award opportunities for our company's officers under the 2000 annual incentive compensation plan range from 50% to 75% of their respective base salary levels. Actual incentive awards earned under the program can be higher or lower than targeted levels based on actual net income performance at the end of the year relative to budgeted net income performance at the beginning of the year.

         Long-Term Incentive. Our company believes that the interests of our executives should be aligned with the interests of shareholders through the use of equity-based compensation. Accordingly, the company makes periodic grants of stock options to key executives in order to align compensation opportunities with the creation of shareholder value. During the year ended December 31, 1999, Messrs. Rash, Gore, Rutledge, Anderson and Wall received option grants of 39,858, 33,556, 29,433, 22,069 and 24,484 shares, respectively. This represents approximately 24% of total options granted to all employees during the year ended December 31, 1999.

         We will determine stock option grant levels in 2000 using the Black-Scholes Option Pricing Model and base them on targeting total direct compensation, which is the total cash compensation plus long-term incentives, opportunities at the 75th percentile market levels for comparable organizations.

CEO Compensation in 1999

         The compensation program for our Chief Executive Officer falls within the general compensation strategy, framework, and guidelines established for all our executive officers, with specific compensation levels and award opportunities established by the compensation committee and approved by our board of directors.

         For the year ended December 31, 1999, Mr. Rash's base salary was set at $324,006, representing a 8.1% increase over his base salary for 1998. This base salary level is believed to be competitive at the 50th percentile for chief executive officers of similarly sized companies in the health care industry, based on the review of published survey sources and peer company data, and reflective of our company's performance.

         For the year ended December 31, 1999, Mr. Rash, like all the other executive officers named in the summary compensation table on page 11 of our company (other than Mr. Anderson), did not receive an annual bonus for 1999. While our company met its own internal earnings and growth targets for 1999, it did not exceed such targets sufficiently to qualify the executive officers named in the summary compensation table on page 11 for an annual bonus for 1999, as provided by the compensation program administered by the compensation committee.

Internal Revenue Code Section 162(m)

         The committee believes that all compensation paid to officers of our company during the year ended 1999 qualified for deductibility under Section 162(m) of the Internal Revenue Code.

                                                         COMPENSATION COMMITTEE

                                                         A.E. Brim, Chairman
                                                         Joseph P. Nolan

                         COMPARATIVE PERFORMANCE GRAPH

         Rules promulgated by the Securities and Exchange Commission require that we include in this proxy statement a line graph that compares the yearly percentage change in cumulative total shareholder return on our company's common stock with (a) the performance of a broad equity market indicator, the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the "Broad Index") and (b) the performance of a published industry index or peer group index, the CRSP Index for hospital companies (SIC 8060-8069) (U.S. Companies) (the "Industry Index"). The following graph compares the yearly percentage change in the return on our common stock since February 11, 1998, the date on which our company's common stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in our common stock on February 11, 1998, the investment of $100 in the Broad Index and the Industry Index on February 11, 1998, and that with respect to each hypothetical investment, all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    FOR THE PERIOD ENDING DECEMBER 31, 1999



                                    [GRAPH]




                                     Legend

    Symbol      CRSP Total Returns Index for:              02/1998    06/1998    12/1998    06/1999    12/1999
    ------      ----------------------------               -------    -------    -------    -------    -------

      -         Province Healthcare Company                 100.0      140.2      181.6       98.7       96.2
      -         Nasdaq Stock Market (US Companies)          100.0      110.3      129.3      158.3      233.6
      -         NYSE/AMEX/NASDAQ Stocks (SIC 8060-8069      100.0      109.8       91.8       74.4       90.0
                US Companies) Hospitals

NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 02/11/1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


EXECUTIVE NOTES

         In December 1996, Brim, Inc., a predecessor-in-interest by merger to our company, was recapitalized. In connection with the recapitalization, we loaned $112,956 to Mr. Rash and $67,768 to Mr. Gore pursuant to two promissory notes, respectively. We loaned such amounts to Messrs. Rash and Gore to finance a portion of their purchase of our securities pursuant to the recapitalization. The notes bear interest at a rate per annum equal to the lesser of: (i) the rate designated in The Wall Street Journal as the "prime rate" and (ii) the highest rate permitted by applicable law. The principal amount of the notes and all interest accrued thereon mature on December 17, 2002. On March 14, 2000, our board of directors voted to forgive the indebtedness of Messrs. Rash and Gore, which included outstanding amounts of principal and interest of $143,255.69 and $84,946.26, respectively.

STOCKHOLDERS AGREEMENT AND SENIOR MANAGEMENT AGREEMENTS

         In connection with the recapitalization referred to above, and in addition to becoming parties to the stockholders agreement, dated December 17, 1996, Messrs. Rash and Gore entered into senior management agreements with GTCR Fund IV, Leeway & Co. and our company. These agreements provide that a portion of our common stock purchased by each of Messrs. Rash and Gore is subject to vesting. Upon completion of our initial public offering in February 1998, 50% of the vesting shares became vested, and the remaining vesting shares will become vested in equal installments on the first three anniversaries of the completion of the offering. Unvested shares are subject to repurchase by us or, if we do not elect to repurchase such shares, by GTCR Fund IV, at their original cost upon termination of the executive's employment for any reason. For purposes of determining earnings per share, 100% of the common stock that Messrs. Rash and Gore purchased is considered outstanding. The executive agreements entitle GTCR Fund IV and us to repurchase from each of Messrs. Rash and Gore upon the termination of his employment: (i) junior preferred stock and vested common stock at a price equal to fair market value; and (ii) unvested common stock at a price equal to original cost. The stockholders agreement entitles GTCR Fund IV and us to repurchase shares of our common stock and junior preferred stock from an employee stockholder upon the termination of such employee's employment by us at a price equal to fair market value. The stockholders agreement and the executive agreements also contain restrictions on the transfer of our securities. Pursuant to the stockholders agreement, the stockholders agree to consent to and participate in any sale of our company approved by our board of directors and by the holders of a majority of the common stock. The stockholders agreement and the portions of the executive agreements that restrict the transfer of our securities were terminated in February 1998 in connection with our initial public offering.

REGISTRATION AGREEMENT

         In connection with the recapitalization, the stockholders of Brim, Inc. at such time, which we refer to as the original stockholders, entered into a registration agreement with Brim, Inc. The registration agreement provides for certain demand registration rights to the original stockholders and to subsequent holders of the common stock acquired by the original stockholders in connection with the recapitalization. The demand registration rights commence from and after the 180th day after the closing of our initial public offering of securities. The holders of a majority of the registrable securities held by the original stockholders, and their permitted transferees, other than Leeway & Co., are entitled to request two long-form registrations in which we pay all registration expenses and an unlimited number of short-form registrations in which we pay all registration expenses. Such holders also are entitled to request an unlimited number of long-form registrations in which holders of registrable securities pay their pro-rata share of registration expenses. The holders of a majority of the registrable securities held by Leeway & Co., and their permitted transferees, are entitled to request one long-form registration in which we pay all registration expenses and an unlimited number of long-form registrations in which the holders of registrable securities pay their share of registration expenses. We may postpone a demand registration for up to one year under certain circumstances, and we are not required to effect a demand registration within one year of a previous registration in which holders of registrable securities participated without reduction of the number of their included shares.

         The registration agreement also provides that, subject to certain limitations, the original stockholders, and their permitted transferees, may request inclusion of their shares in a registration of securities by us, other than pursuant to the initial public offering of our common stock or a demand registration. We must bear the expenses incurred in connection with the exercise of such piggyback registration rights.

                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         We must receive shareholder proposals intended to be presented at the 2001 annual meeting of shareholders at our principal executive offices at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027 no later than December 19, 2000, in order for the proposals to be included in the proxy statement and form of proxy for that meeting.

         The deadline for delivering your notice of shareholder proposal, other than a proposal to be included in the proxy statement, for the 2001 annual meeting of shareholders will be March 2, 2001, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934. The persons named as proxies in the proxy statement may exercise discretionary voting authority with respect to any matter that is not submitted to us by such date.

COUNTING OF VOTES

         All matters specified in this proxy statement that are to be voted on at the annual meeting will be by written ballot. We will appoint inspectors of election to, among other things:

          - determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

          -    receive votes of ballots;

          - hear and determine all challenges and questions in any way arising in connection with the right to vote; and

          -    count and tabulate all votes and to determine the result.

         Each item presented in this proxy statement to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

         Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated physically on the proxy that it does not have discretionary authority to vote, inspectors of election will treat those shares as not present and not entitled to vote with respect to that matter, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

MISCELLANEOUS

         We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

         Management is not aware of any matters other than those described above that may be presented for action at the meeting. With respect to other matters that properly come before the annual meeting, we intend that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our board of directors.

         We are enclosing a copy of our 1999 annual report to shareholders along with this proxy statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We incorporate by reference our annual report on Form 10-K for the fiscal year ended December 31, 1999 (with respect only to: Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures About Market Risk; and Financial Statements) that we filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         FOR INFORMATION CONCERNING OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AVAILABLE TO SHAREHOLDERS FREE OF CHARGE, PLEASE WRITE: MERILYN H. HERBERT, VICE PRESIDENT, INVESTOR RELATIONS, PROVINCE HEALTHCARE COMPANY, 105 WESTWOOD PLACE, SUITE 400, BRENTWOOD, TENNESSEE 37027.


                                            By order of the board of directors,
                                            Howard T. Wall III, Esq.
                                            Secretary


April 18, 2000

                                                                     APPENDIX A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                          PROVINCE HEALTHCARE COMPANY



                                  ARTICLE ONE

         The name of the Corporation is Province Healthcare Company.



                                  ARTICLE TWO

         The name of the Corporation's registered agent in the State of Delaware is Corporation Service Company. The address of such registered agent is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.



                                 ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.



                                  ARTICLE FOUR

         SECTION 1. The aggregate number of shares of stock which the Corporation has authorized to issue is 50,000,000, consisting of 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

         SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

         I.       Preferred Stock

                  A.       Authorization; Series; Provisions.

                           1.       The Board of Directors of the Corporation
is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                           2.       The Preferred Stock may be issued from time
to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

                           3.       Authority is hereby expressly granted to
the Board of Directors, subject to the provisions of this Section 2.I.A. of Article Four, to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

                                    a.       the maximum number of shares to
                           constitute such series and the distinctive designation thereof;

                                    b.       whether the shares of such series
                           shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                                    c.       the dividend rate, if any, on the
                           shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

                                    d.       whether the shares of such series
                           shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                                    e.       the rights of the holders of
                           shares of such series upon the liquidation, dissolution or winding up of the Corporation;

                                    f.       whether or not the shares of such
                           series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase of redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                                    g.       whether or not the shares of such
                           series shall be convertible into, or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                                    h.       the limitations and restrictions,
                           if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

                                    i.       the conditions or restrictions, if
                           any, upon the creation of indebtedness of Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

                                    j.       any other preference and relative,
                           participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 2.I.A. of Article Four.

                  B. Series Identical; Rank. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section 2.I.A.3. of Article Four, and all shares of Preferred Stock shall rank senior to the Common Stock both as to dividends and upon litigation.

                  C. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                  D. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

                  E. Reacquired Shares. Shares of any Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

                  F. Increase/Decrease in Authorized Shares of a Series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

         II.      Common Securities.

                  A. Rights Identical. Except as otherwise provided in this Section 2.II. of Article Four or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                  B.       Voting Rights. Except as otherwise provided in this
Section 2.II. of Article Four or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

                  C. Dividends. Subject to the rights of each series of the Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                  D. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they shall be entitled in accordance with Section 2.I. of Article Four, the terms of any outstanding Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of such Preferred Stock.

         III.     General Provisions.

                  A. Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

                  B. No Preemptive Rights. No holder of Preferred Stock or Common Stock of the Corporation shall be entitled, as such, as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividends.



                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                  ARTICLE SIX

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.



                                 ARTICLE SEVEN

         Meetings of stockholders may be held within or outside of the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.



                                 ARTICLE EIGHT

         Subject to the rights of the holders of the Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be affected in lieu thereof by any consent in writing by such stockholders, and (B) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the president of the Board of Directors pursuant to a resolution adopted by the affirmative vote of at least two members then in office.



                                  ARTICLE NINE

         The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the Board of Directors except that such number shall not be less than one (1) nor more than nine (9), the exact number to be determined by resolution adopted by affirmative vote of a majority of the Board of Directors.

         Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of the majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorship shall be governed by the terms of this Certificate of Incorporation applicable thereto.

         Except to the extent prohibited by law, the Board of Directors shall have the right (which to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.



                                  ARTICLE TEN

         ARTICLE EIGHT, ARTICLE NINE and this ARTICLE TEN of this Restated Certificate of Incorporation and Section 2 and 1.I of Article II, Section 2, 3, 4 and 5 of Article III and Article V of the By-laws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.



                                 ARTICLE ELEVEN

         To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



                                 ARTICLE TWELVE

         The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.



                                ARTICLE THIRTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                     APPENDIX B
                             THIRD AMENDMENT TO THE
                          PROVINCE HEALTHCARE COMPANY
                      1997 LONG-TERM EQUITY INCENTIVE PLAN

         THIS AMENDMENT (the "Amendment") to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan (the "Plan") is made by Province Healthcare Company (the "Company"), to be effective on ___________, 2000.

                                   RECITALS:

         WHEREAS, the Company originally established the Plan effective March 3, 1997, amended the Plan, effective March 24, 1998, to establish the number of shares of common stock that are available to be awarded under the Plan as affected by the reorganization of the Company and amended the Plan, effective March 31, 1999 to increase the number of shares available under the Plan;

         WHEREAS, the Company has granted options hereunder to certain individuals to purchase shares of common stock and, having expanded its business operations substantially, deems it necessary, appropriate and desirable to increase the number of shares of common stock available under the Plan by 1,000,000 shares to enable the Company to continue to provide meaningful performance incentives to its employees; and

         WHEREAS, the Company intends to seek shareholder approval of this amendment to the Plan at the next annual meeting of shareholders;

         NOW, THEREFORE, pursuant to action of the board of directors of the Company taken on __________, 2000, the Plan is amended as follows:


1. The first paragraph of Section 4 of the Plan is restated as follows:

                  An aggregate of 3,609,016 shares of common stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan. In any one calendar year, the Committee shall not grant to any one participant, options to purchase a number of shares of common stock in excess of 114,754. The number of shares of common stock referenced in this paragraph are subject to adjustment as provided in Section 15.

         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to the Plan pursuant to authorization from the Company on this ____ day of _________, 2000, but to be effective as provided herein.

                                        PROVINCE HEALTHCARE COMPANY

                                        By:
                                                 -------------------------------

                                        Its:
                                                 -------------------------------

                                   PROXY CARD
                          PROVINCE HEALTHCARE COMPANY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Martin S. Rash and Richard D. Gore, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of common stock that the undersigned is entitled to vote at our 2000 annual meeting of shareholders, to be held on Thursday, May 25, 2000, at 9:00 a.m. (Central Daylight Time) at The Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37077, and at any adjournment thereof.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, (B) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR COMPANY'S INDEPENDENT AUDITORS, (C) FOR APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, (D) FOR APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER OUR 1997 LONG-TERM EQUITY INCENTIVE PLAN AND (E) IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                          (Continued on reverse side)

1. Election of Directors. Nominees: Martin S. Rash, Richard D. Gore, Joseph P. Nolan, A.E. Brim, Winfield C. Dunn and David L. Steffy.


        [ ] FOR nominees listed          [ ]AGAINST nominees listed          [ ]WITHHOLD AUTHORITY to
        (except withheld to the                                              vote for any individual nominee.
        contrary)                                                            Write name of nominee(s) here:
                                                                             ---------------------------------
                                                                             ---------------------------------
                                                                             ---------------------------------
                                                                             ---------------------------------
                                                                             ---------------------------------


2. Proposal to ratify the appointment of Ernst & Young LLP as our company's independent auditors for the fiscal year ending December 31, 2000.

         [ ]FOR                     [ ]AGAINST                 [ ]ABSTAIN


3. Proposal to amend our amended and restated certificate of incorporation to increase the number of authorized shares of common stock.
         [ ]FOR                     [ ]AGAINST                 [ ]ABSTAIN


4. Proposal to amend our 1997 long-term equity incentive plan.

         [ ]FOR                     [ ]AGAINST                 [ ]ABSTAIN





                  Dated:________________________________________________, 2000


                  ------------------------------------------------------------
                  Signature


                  ------------------------------------------------------------
                  Signature, if held jointly

                  IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.


[ ]  I EXPECT TO ATTEND THE ANNUAL MEETING.  [ ]  I DO NOT EXPECT TO ATTEND THE ANNUAL
                                                  MEETING.